                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                                 GETTY IMAGES,
                                      INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee was calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                                     [LOGO]

                                                                  August 3, 1998

Dear Stockholder:

    You are cordially invited to attend the 1998 Annual Meeting of Stockholders of Getty Images, Inc., ("Getty Images" or the "Company") which will be held at The Meeting Place at the Pike Place Market, 93 Pike Street, Suite 307, Seattle, WA 98101, on September 1, 1998, at 10:00 a.m. We hope that you will be able to attend the meeting.

    Details of the business to be conducted at the Annual Meeting are presented in the attached Notice of Annual Meeting and Proxy Statement.

    At the meeting, you will be asked to (i) elect to the Company's Board of Directors, for a three-year term, one class of directors consisting of three (3) directors, (ii) approve an amendment to the Company's Certificate of Incorporation to increase from 55,000,000 to 80,000,000 the total number of authorized shares of capital stock of the Company, and the total number of shares of common stock, par value $0.01, of the Company from 50,000,000 to 75,000,000, and (iii) ratify the appointment of PricewaterhouseCoopers as independent auditors for the 1998 fiscal year.

    Whether or not you attend the annual meeting, it is important that your shares be represented and voted at the meeting. After reading the enclosed Proxy Statement, kindly complete, sign, date, and promptly return the enclosed proxy in the enclosed postage-paid envelope. Returning the proxy will not preclude you from voting in person at the meeting should you later decide to attend.

    Your management and the Board of Directors unanimously recommend that you vote FOR all nominees for directors and FOR the other proposals.

    On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company.

Sincerely,

Jonathan D. Klein
Chief Executive Officer

                                     [LOGO]

                 NOTICE OF 1998 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders:

    The 1998 Annual Meeting of the Stockholders (the "Annual Meeting") of Getty Images, Inc., a Delaware corporation (the "Company"), will be held at The Meeting Place at the Pike Place Market, 93 Pike Street, Suite 307, Seattle, WA 98101, on September 1, 1998, at 10:00 a.m. for the following purposes:

    1. To elect to the Company's Board of Directors, for a three-year term, one class of directors consisting of three (3) directors.

    2. To approve an amendment to the Company's Certificate of Incorporation to increase from 55,000,000 to 80,000,000 the total number of authorized shares of capital stock of the Company, and the total number of shares of common stock, par value $0.01, of the Company from 50,000,000 to 75,000,000.

    3. To ratify the appointment of PricewaterhouseCoopers as independent auditors of the Company for the 1998 fiscal year.

    4. To transact such other business as may properly come before the Annual Meeting.

    Only stockholders of record at the close of business on July 21, 1998 are entitled to notice of, to attend and to vote at, this meeting and any adjournment or postponement thereof. Additional information regarding the matters to be acted on at the Annual Meeting can be found in the accompanying Proxy Statement.

                                          BY ORDER OF THE BOARD OF DIRECTORS
                                          Heather Redman,
                                          SENIOR VICE PRESIDENT, GENERAL COUNSEL
                                          & SECRETARY

Seattle, WA
August 3, 1998

                             YOUR VOTE IS IMPORTANT

Whether or not you expect to attend in person, we urge you to complete, sign, date, and return the enclosed Proxy at your earliest convenience. This will ensure the presence of a quorum at the Annual Meeting. An addressed envelope for which no postage is required if mailed in the United States is enclosed for that purpose. Sending in your Proxy will not prevent you from voting your stock at the Annual Meeting if you desire to do so, as your Proxy is revocable at your option.

                               GETTY IMAGES, INC.

          2101 FOURTH AVENUE                        101 BAYHAM STREET
              SUITE 500                               LONDON ENGLAND
        SEATTLE, WA 98121-2460                           NW1 OAG
                 USA

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                               SEPTEMBER 1, 1998

                                  INTRODUCTION

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board of Directors") of Getty Images, Inc., a Delaware corporation ("Getty Images" or the "Company"), from the holders (the "Stockholders") of the issued and outstanding shares of common stock, par value $0.01 per share (the "Common Stock"), of the Company, to be exercised at the 1998 Annual Meeting of the Stockholders (the "Annual Meeting") to be held at 10:00 a.m. on September 1, 1998, at The Meeting Place at the Pike Place Market, 93 Pike Street, Suite 307, Seattle, WA 98101, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

The purpose of the Annual Meeting is to consider and act upon the following proposals:

1. To elect to the Company's Board of Directors, for a three-year term, one class of directors consisting of three (3) directors;

2. To approve an amendment to the Company's Certificate of Incorporation to increase from 55,000,000 to 80,000,000 the total number of authorized shares of capital stock of the Company, and the total number of shares of Common Stock of the Company from 50,000,000 to 75,000,000;

3. To ratify the appointment of PricewaterhouseCoopers as independent auditors of the Company for the 1998 fiscal year; and

4. To transact such other business as may properly be brought before the Annual Meeting.

    This Proxy Statement, the accompanying Annual Report on Form 10-K and the enclosed proxy card are being mailed to the Stockholders on or about August 3, 1998.

    Stockholders of record as of the close of business on July 21, 1998 (the "Record Date") will be entitled to notice of, to attend and to vote at the Annual Meeting on the basis of one vote for each share held. At the close of business on the Record Date, there were 30,441,081 shares of Common Stock outstanding (the "Outstanding Common Stock").

    The presence at the Annual Meeting, in person or by proxy, of Stockholders entitled to cast a majority of the votes entitled to be cast by all the Stockholders shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes (i.e., votes not cast by a broker or other record holder in "street" or nominee name solely because such record holder does not have discretionary authority to vote on the matter) will be counted toward the presence of a quorum, but will not be counted for purposes of determining the number of votes cast and therefore will not have any effect on the results of the votes on the proposals. The election of directors (Proposal 1) requires a plurality of the votes cast at the Annual Meeting. The approval of an amendment to the Company's Certificate of Incorporation to increase the total number of authorized shares of capital stock of the Company from 55,000,000 to 80,000,000 and the total number of shares of Common Stock from 50,000,000 to 75,000,000 (Proposal 2) requires the affirmative vote of the Stockholders holding a majority of the outstanding shares of Common

Stock. The ratification of the appointment of PricewaterhouseCoopers as independent auditors of the Company (Proposal 3) requires the affirmative vote of a majority of the Stockholders holding a majority of the outstanding shares of Common Stock represented at the Annual Meeting and entitled to vote thereon.

    Under the Delaware General Corporation Law ("DGCL"), holders of shares of Outstanding Common Stock will not be entitled to appraisal rights with respect to such shares with respect to any of the proposals.

    This Proxy Statement is accompanied by a proxy card for use by the Stockholders. The shares of Common Stock represented by a proxy card properly executed, duly returned and not subsequently revoked will be voted at the Annual Meeting as indicated or, if no instructions are given, in favor of Proposals 1, 2 and 3, and otherwise in accordance with the judgment of the person or persons voting the proxy on any other matter properly brought before the meeting. The Company does not presently know of any other business which may come before the Annual Meeting. Any Stockholder executing a proxy has the right to revoke it at any time before it is exercised by (a) filing with the Secretary of the Company a duly signed revocation or proxy bearing a later date or (b) voting in person at the Annual Meeting.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

    The Board of Directors is currently composed of eight members, divided into three classes, designated Class I, Class II and Class III. Pursuant to the terms of the Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation"), the term of the Class I directors will terminate on the date of the Annual Meeting. Accordingly, the Stockholders, voting as a class, have the right to elect four directors to serve until the date of the annual meeting of Stockholders held in 2001 and until their respective successors are duly elected and qualified. The terms of the Class II and Class III directors will terminate on the date of the annual meeting of Stockholders in the years 1999 and 2000, respectively.

    The Board of Directors has nominated the three persons named below under the heading "Nominees for Class I Directors" to serve as directors of the Company to hold office for a term ending at the annual meeting of Stockholders to be held in 2001. The remaining five directors named below will continue in office. The Board of Directors does not anticipate that any of these nominees would be unable or unwilling to serve, but if any nominee should be unable or unwilling to serve, the proxies will be voted for the election of such other person or persons designated by the Board of Directors. All nominees are current directors of the Company. Set forth below is a brief description of the background of the nominees for election as directors and directors continuing in office.

NOMINEES FOR CLASS I DIRECTORS

                                                                                                                  DIRECTOR
NAME                                      AGE               BUSINESS EXPERIENCE DURING PAST FIVE YEARS              SINCE
------------------------------------      ---      ------------------------------------------------------------  -----------
James N. Bailey.....................          51   Mr. Bailey has been a director since February 1998 and              1998
                                                     served as a director of Getty Communications plc from
                                                     September 1996 to February 1998. Mr. Bailey is a founder
                                                     of Cambridge Associates, Inc., an investment consulting
                                                     firm, and has served as its President since its formation
                                                     in May 1973. He also serves on the board of The Plymouth
                                                     Rock Company, SRB Corporation, Inc., Direct Response
                                                     Corporation, Coolidge Investment Company Inc., Homeowners
                                                     Direct Company and a number of not-for-profit
                                                     organizations, including the New England Aquarium.

Andrew Garb.........................          55   Mr. Garb has been a director since February 1998, and served        1998
                                                     as a director of Getty Communications plc from May 1996 to
                                                     February 1998. Mr. Garb also has served as a director of
                                                     Getty Investments L.L.C. and its predecessor, Getty
                                                     Investment Holdings L.L.C., since 1993. Mr. Garb is a
                                                     partner in Loeb and Loeb, L.L.P., a U.S. based law firm,
                                                     and was the firm's Managing Partner from 1986 to 1992.
                                                     Getty Communications plc has retained, and the Company may retain during the current fiscal year, Loeb & Loeb, L.L.P.
                                                     from time to time.

                                                                                                                  DIRECTOR
NAME                                      AGE               BUSINESS EXPERIENCE DURING PAST FIVE YEARS              SINCE
------------------------------------      ---      ------------------------------------------------------------  -----------
Anthony Stone.......................          66   Mr. Stone has been a director since 1998 February 1998 and          1998
                                                     served as a director of Getty Communications plc from
                                                     March 1995 to February 1998. Mr. Stone, the founder of
                                                     Tony Stone Images, served as Chairman and Managing
                                                     Director of Tony Stone Images from 1969 to 1992. From 1992 until the acquisition of Tony Stone Images by Getty
                                                     Communications plc in March 1995, he served as its
                                                     Chairman.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF ALL THREE NOMINEES TO THE BOARD OF DIRECTORS LISTED ABOVE.

DIRECTORS CONTINUING IN OFFICE

                                                                                                                  DIRECTOR
NAME                                      AGE               BUSINESS EXPERIENCE DURING PAST FIVE YEARS              SINCE
------------------------------------      ---      ------------------------------------------------------------  -----------
Manny Fernandez ....................          52   Mr. Fernandez has been a director since February 1998 and           1998
  (Class II)                                         served as a director of Getty Communications plc from
                                                     February 1997 to February 1998. Mr. Fernandez is Chairman
                                                     of the Board of Gartner Group, Inc., an independent
                                                     provider of research and analysis on the computer
                                                     hardware, software, communications and related information technology industries. Mr. Fernandez has been Chief
                                                     Executive Officer of Gartner Group, Inc. since April 1991.
                                                     Prior to joining Gartner Group, Inc., Mr. Fernandez was
                                                     President and Chief Executive Officer of Dataquests Inc.,
                                                     Gavilian Computer Corporation and Zilog, Incorporated. Mr.
                                                     Fernandez is a director of Brunswick Corporation.

Christopher Sporborg ...............          59   Mr. Sporborg has been a director since February 1998 and            1998
  (Class II)                                         served as a director of Getty Communications plc from May
                                                     1996 to February 1998. From its inception in 1993 until
                                                     April 1996, he served as a Chairman of Getty Investment
                                                     Holdings L.L.C. Mr. Sporborg has held various positions at
                                                     Hambros Bank Limited since 1962, becoming Deputy Chairman
                                                     of Hambros PLC in 1990. Among other positions, Mr.
                                                     Sporborg is Chairman of Hambros Countrywide PLC, Hambros
                                                     Insurance Services Group PLC and Atlas Copco PLC; Deputy
                                                     Chairman of CE Health PLC; and a director of Trade
                                                     Indemnity PLC.

                                                                                                                  DIRECTOR
NAME                                      AGE               BUSINESS EXPERIENCE DURING PAST FIVE YEARS              SINCE
------------------------------------      ---      ------------------------------------------------------------  -----------
Mark H. Getty ......................          38   Mr. Getty has been Co-Chairman and a director since February        1998
  (Class III)                                        1998 and served as Executive Chairman and a director of
                                                     Getty Communications plc from April 1996 to February 1998.
                                                     From March 1995 to April 1996, Mr. Getty served as the
                                                     Joint Chairman of Getty Communications plc. In 1993, Mr.
                                                     Getty co-founded Getty Investment Holdings L.L.C. and from
                                                     1993 to 1995, together with Mr. Klein, formulated and
                                                     implemented its strategy. From 1991 to 1993, Mr. Getty
                                                     worked at Hambros Bank Limited. Mr. Getty serves on the
                                                     board of directors of The Conservation Corporation and is
                                                     Chairman of Getty Investments L.L.C.

Mark Torrance ......................          52   Mr. Torrance has been Co-Chairman and a director since              1998
  (Class III)                                        February 1998. Mr. Torrance co-founded PhotoDisc, Inc. in
                                                     1992 and served as its Chairman of the Board and Chief
                                                     Executive Officer from 1992 to February 1998. Prior to
                                                     founding PhotoDisc, Inc., Mr. Torrance served as President of Muzak, Inc. from 1985 to 1987, and as President of
                                                     Yesco from 1972 to 1985, both of which are foreground
                                                     music distribution companies.

Jonathan D. Klein ..................          38   Mr. Klein has been Chief Executive Officer and a director           1998
  (Class III)                                        since February 1998 and served as Chief Executive Officer
                                                     and a director of Getty Communications plc from April 1996 to February 1998. From March 1995 to April 1996, Mr. Klein
                                                     served as the Joint Chairman of Getty Communications plc.
                                                     In 1993, Mr. Klein co-founded Getty Investment Holdings
                                                     L.L.C. and from 1993 to 1995, together with Mr. Getty,
                                                     formulated and implemented its strategy. From 1983 to
                                                     1993, Mr. Klein held various positions at Hambros Bank
                                                     Limited and was a director from 1989 to 1998. Mr. Klein
                                                     serves on the board of Getty Investments L.L.C. and The
                                                     Conservation Corporation.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

    The Board of Directors held eleven meetings during 1997. Each member of the Board of Directors attended at least 75% of the aggregate number of meetings of the Board of Directors and the committees of which he was a member during the last year, except for Messrs. Sporborg, Bailey, Fernandez and Stone.

    The Company has an Executive Committee which consists of Messrs. Getty, Klein and Torrance. The Executive Committee, among other things, recommends the strategy of the Company. The Executive Committee was formed as of the inception of the Company on February 9, 1998, thus no meetings were held in fiscal year 1997.

    The Company also has an Audit Committee which consists of Messrs. Bailey, Garb and Sporborg. The Audit Committee reviews the internal controls of the Company and reviews the services performed and to be performed by the independent auditors of the Company during the year. The members of the Audit Committee also meet regularly with the independent auditors to review the scope and results of the annual audit. The Audit Committee met twice during 1997.

    The Company also has a Compensation Committee which consists of Messrs. Bailey, Garb and Sporborg. The Compensation Committee reviews the compensation of the officers of the Company, including executive bonus plan allocations, and was responsible for the administration of the Getty Communications Executive Share Option Plan and is responsible for the administration of the Getty Images, Inc. 1998 Stock Incentive Plan. The Compensation Committee met once during 1997.

COMPENSATION OF DIRECTORS

    Members of the Board of Directors did not receive any cash compensation in connection with their service on the Board of Directors or any committee thereof during 1997, 1996 or 1995. Directors are reimbursed for their reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors or any committee thereof. During 1997, Mr. Fernandez received an option to purchase 10,000 shares of the Common Stock at an exercise price equal to the market price of the Common Stock on the date of the grant, and another option with respect to 10,000 shares at a higher premium exercise price, pursuant to the Getty Communications plc Executive Share Option Plan.

BUSINESS EXPERIENCE OF OTHER EXECUTIVE OFFICERS

    Set forth below is certain information with respect to other executive officers of Getty Images:

NAME                           AGE                         BUSINESS EXPERIENCE DURING PAST FIVE YEARS
-------------------------      ---      --------------------------------------------------------------------------------
LAWRENCE J. GOULD                  39   Mr. Gould has been the Chief Financial Officer and Senior Vice President,
                                          Finance since February 1998 and served as the Chief Financial Officer of Getty
                                          Communications plc from March 1995 to February 1996. From 1990 to March 1995,
                                          Mr. Gould served as the Finance Director of Tony Stone Images. From 1981 to
                                          1990, Mr. Gould held several positions at Coopers & Lybrand, in both its audit and corporate finance departments.

NICHOLAS EVANS-LOMBE               31   Mr. Evans-Lombe has been Senior Vice President, Strategy and Corporate
                                          Development since February 1998 and served as the Director of Strategy and
                                          Corporate Development of Getty Communications plc from 1997 to February 1998.
                                          Prior to joining Getty Communications plc in 1996, Mr. Evans-Lombe held various positions in the corporate finance division at Hambros Bank Limited from 1989 to December 1995. At Getty Communications plc and the Company, he
                                          has been involved with strategy and development and the management of the licensee network.

NAME                           AGE                         BUSINESS EXPERIENCE DURING PAST FIVE YEARS
-------------------------      ---      --------------------------------------------------------------------------------
WILLIAM HESTON                     38   Mr. Heston has been Senior Vice President, Head of Getty Images On-Line Group
                                          since February 1998 and served as Senior Vice President, Business Development of PhotoDisc, Inc. from June 1997 to February 1998. Mr. Heston also served as a director of PhotoDisc, Inc. from February 1994 to August 1996, and as its
                                          Vice President, Business Development from April 1994 to June 1997. From
                                          January 1993 until April 1994, Mr. Heston was a consultant to PhotoDisc, Inc.
                                          From September 1985 to December 1992, Mr. Heston was a general partner of The
                                          Phoenix Partners, a venture capital firm.

HEATHER B. REDMAN                  34   Ms. Redman has been Senior Vice President, General Counsel and Secretary since
                                          February 1998 and served as General Counsel to PhotoDisc, Inc. from June 1996 to February 1998, its Vice President from July 1997 to February 1998 and its
                                          Secretary from August 1996 to February 1998. Prior to joining PhotoDisc, Inc.,
                                          Ms. Redman was associated with the law firm of Heller Ehrman White & McAuliffe from November 1991 until June 1996.

DON P. SMITH                       37   Mr. Smith has been Senior Vice President, Services since February 1998 and served as Group Services Director of Getty Communications plc from February
                                          1997 to February 1998. From 1995 to January 1997, he was Divisional Managing
                                          Director of Wace Corporate Imaging. From 1988 to 1995, Mr. Smith worked in a number of production roles at RR Donnelley before being appointed Divisional
                                          Director.

WARWICK WOODHOUSE                  46   Mr. Woodhouse has been Senior Vice President, Planning since February 1998 and served as Group Planning Director of Getty Communications plc from October
                                          1996 to February 1998. Prior to joining Getty Communications plc, Mr.
                                          Woodhouse had gained extensive international experience in organizational design and the management of change, customer service and strategic development. From 1996 until October 1996, Mr. Woodhouse was Executive
                                          Director of Strategic Development of Rennies Travel Pty, a travel and travel-related services company. During 1995, he was an Associate Partner at
                                          PA Consulting Group, a London-based international management consulting firm.
                                          From 1990 to 1995, Mr. Woodhouse held various executive positions at The
                                          Thomas Cook Group Ltd., a travel and travel-related services company.

MICHEL G. BERNARD                  61   Mr. Bernard has been Managing Director, Gamma Liaison since 1997, following the acquisition of Liaison Agency by Getty Communications plc. Mr. Bernard founded
                                          Liaison Agency in New York in 1966. From 1966 to 1997, Mr. Bernard was
                                          President of Liaison Agency, and was responsible for the development of Gamma
                                          Liaison into one of the leading news and reportage agencies in North America.
                                          Prior to 1966, Mr. Bernard was the U.S. correspondent for various French newspapers and broadcasting companies.

NAME                           AGE                         BUSINESS EXPERIENCE DURING PAST FIVE YEARS
-------------------------      ---      --------------------------------------------------------------------------------
ANDREW DUNCOMB                     31   Mr. Duncomb has been President, Tony Stone Images/Hulton Getty Americas since
                                          1997. Mr. Duncomb joined Tony Stone Images in 1990 and became Vice President of Sales at Tony Stone Images/New York in 1994 before returning to London in
                                          1995 to manage Getty Communications plc's network of licensees throughout
                                          Europe, Australia and Japan. In 1996, he became Managing Director of Getty
                                          Communications plc's newly acquired footage division in North America.

JAN ROSS                           46   Ms. Ross has been Chief Executive Officer, Energy Film Library since July 1997.
                                          Ms. Ross co-founded Energy Film Library in 1974, serving as its Chief
                                          Executive Officer since 1993, which was acquired by Getty Communications in
                                          1997.

SALLY VON BARGEN                   49   Ms. von Bargen has been Co-President, PhotoDisc, Inc. since February 1998 and served as its Senior Vice President of Sales and Service from March 1997 to
                                          February 1998. Ms. von Bargen served as a director of PhotoDisc, Inc. from
                                          1992 to August 1996, and as an advisor and consultant to the Chief Executive
                                          Officer and President from September 1995 to March 1997. She was also a senior management consultant with Satellite Market Resources from September 1992 to
                                          November 1996 and a Seattle public school teacher from September 1993 to June
                                          1994.

STEPHEN M. POWELL                  45   Mr. Powell has been Chief Executive Officer, Allsport Photographic plc since
                                          February 1998. Mr. Powell helped establish Allsport Photographic plc in 1971, which was acquired by Getty Images in February 1998.

                                   PROPOSAL 2
             APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION

    On July 22, 1998, the Board of Directors proposed that an amendment to the Company's Certificate of Incorporation to increase from 55,000,000 to 80,000,000 the total number of authorized shares of capital stock of the Company and the total number of shares of Common Stock of the Company from 50,000,000 to 75,000,000 be adopted by the Stockholders at the Annual Meeting.

    If the amendment is approved, the text of Section 4.01 of the Amended and Restated Certificate of Incorporation would read in its entirety as follows:

        "Section 4.01. AUTHORIZED CAPITAL; SHARES. The total number of shares of all classes of capital stock that the Corporation shall have the authority to issue is 80,000,000 shares of which (i) 75,000,000 shares will be common stock, par value $0.01 per share ("Common Stock"), and (ii) 5,000,000 shares shall be preferred stock, par value $0.01 per share ("Preferred Stock").

    The Board of Directors believes that it is advisable to increase the number of authorized shares. If approved by Stockholders at the Annual Meeting, the amendment will provide the Company with flexibility by assuring the availability of a sufficient number of authorized but unissued shares of Common Stock for valid corporate purposes, such as financings, acquisitions and stock-based employee benefit plans. If the amendment is approved at the Annual Meeting, the newly authorized Common Stock will be available for issuance without further action by Stockholders except as required by law or applicable requirements of the Nasdaq Stock Market or such other successor markets on which the Common Stock may be traded.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION.

                                   PROPOSAL 3
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    Coopers & Lybrand, certified public accountants, served as independent auditors of Getty Communications plc, the predecessor to the Company, for the fiscal year ended December 31, 1997. The Board of Directors, acting upon the recommendation of the Audit Committee, has appointed PricewaterhouseCoopers as independent auditors to audit the financial statements of the Company for the fiscal year ending December 31, 1998 and to perform other appropriate accounting services. A proposal will be presented at the Annual Meeting to ratify the appointment of PricewaterhouseCoopers as the Company's independent auditors. A representative of PricewaterhouseCoopers will be present at the Annual Meeting and will have the opportunity to make a statement if the representative so desires and to respond to appropriate questions from the Stockholders. If the Stockholders do not ratify this appointment, the Board of Directors will reconsider its appointment.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS AS INDEPENDENT AUDITORS OF THE COMPANY.

                                 OTHER MATTERS

    The Company knows of no other matters to be presented at the Annual Meeting other than those described in this Proxy Statement. In the event that other business properly comes before the meeting, the persons named as proxies will have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their own judgment.

INFORMATION REGARDING BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS, DIRECTORS,
                                 AND MANAGEMENT

    The following table sets forth information as of June 30, 1998, with respect to directors, certain employees of the Company and each person who is known by the Company to own beneficially more than 5% of the shares of its Common Stock, and with respect to shares of Common Stock owned beneficially by all directors and executive officers of the Company as a group:

                                                       AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                                                                           OF
NAMES                                                     COMMON SHARES AS OF JUNE 30, 1998(1)     PERCENT OF CLASS
-----------------------------------------------------  ------------------------------------------  -----------------
Mark H. Getty........................................                    1,103,844(2)                        3.6%
Mark Torrance........................................                    5,328,179(3)                       17.5
Jonathan D. Klein....................................                    1,104,744(4)                        3.6
James N. Bailey......................................                            0                         *
Manny Fernandez......................................                        3,125(5)                      *
Andrew Garb..........................................                       10,000                         *
Christopher H. Sporborg..............................                          800                         *
Anthony Stone........................................                      130,019                         *
Lawrence J. Gould....................................                      155,035                         *
Don P. Smith.........................................                            0                         *
Warwick Woodhouse....................................                        5,346(6)                      *
Getty Investments L.L.C..............................                    8,040,690(7)                       26.4
PDI, L.L.C...........................................                    5,294,581(8)                       17.4
Wade Torrance........................................                    2,223,224(9)                        7.3
All Executive Officers and Directors
  as a group (21 persons)............................                    9,219,860(10)                      29.1

------------------------
*   Less than 1%

 (1) Beneficial ownership represents sole voting and investment power and is defined by the Securities and Exchange Commission (the "Commission") to mean generally the power to vote or dispose of securities, regardless of economic interest. The numbers were calculated pursuant to Rule 13d-3(d) of the Securities and Exchange Act of 1934, as amended. Under Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by any other person listed. Getty Images had 30,436,303 shares of Common Stock outstanding as of June 30, 1998. To the Company's knowledge, the only stockholders who beneficially owned more than 5% of the outstanding common shares as of June 30, 1998, were Mr. Torrance, Ms. Torrance, PDI, L.L.C. and Getty Investments L.L.C.

 (2) Includes 481,242 shares of Common Stock issuable upon exercise of outstanding options and 622,602 shares held by the October 1993 Trust, a trust established by Mr. Mark Getty of which he and his immediate family are the beneficiaries. The Common Stock held by the October 1993 Trust are subject to the Getty Parties Stockholders' Agreement and are voted as directed by Getty Investments L.L.C. Mr. Getty's business address is 101 Bayham Street, London NW1 OAG, England.

 (3) Mr. Torrance has sole voting power with respect to the shares held by PDI, L.L.C, of which he is Manager, but disclaims beneficial ownership of 2,223,224 shares of Common Stock in which he has no pecuniary interest. See Note (8) below. Mr. Torrance's business address is 2101 Fourth Avenue, Fifth Floor, Seattle, WA 98121.

 (4) Includes 481,242 shares of Common Stock issuable upon exercise of outstanding options and 622,602 shares held by Crediton Limited, a company of which the sole beneficiary is Mr. Jonathan Klein. The Common Stock held by Crediton Limited are subject to the Getty Parties Stockholders' Agreement and are voted as directed by Getty Investments L.L.C. Mr. Klein's business address is 101 Bayham Street, London NW1 OAG, England.

 (5) Represents 3,125 shares of Common Stock issuable upon exercise of outstanding options.

 (6) Includes 4,766 shares of Common Stock issuable upon exercise of outstanding options.

 (7) The address of Getty Investments L.L.C. is 1325 Airmotive Way, Suite 262, Reno, Nevada 89502.

 (8) PDI, L.L.C. is a Washington limited liability company formed on October 31, 1996 with five members, Mr. Mark Torrance, Ms. Wade Torrance and three trusts established for the benefit of their children. Mr. Mark Torrance, Co-Chairman of Getty Images, is manager of PDI, L.L.C. and has sole voting power with respect to the shares held by PDI, L.L.C. and disclaims beneficial ownership of 2,223,224 shares of Common Stock held by PDI, L.L.C. in which he has no pecuniary interest. The address for PDI, L.L.C. is 2101 Fourth Avenue, Fifth Floor, Seattle, Washington 98121.

 (9) Represents 2,223,224 shares of Common Stock held by PDI, L.L.C. Ms. Torrance's address is The Highlands, Seattle, Washington 98117.

(10) Includes 1,246,597 shares issuable upon exercise of outstanding options to purchase Common Stock.

                             EXECUTIVE COMPENSATION

    The following table sets forth certain information regarding compensation paid or earned for all services rendered to Getty Communications plc ("Getty Communications"), predecessor to Getty Images, in all capacities during the fiscal years ended December 31, 1997, 1996 and 1995, respectively, by Getty Images' chief executive officer and the four other most highly compensated executive officers of Getty Images whose total annual salary and bonus exceeded $100,000, based on salary and bonuses earned during the fiscal years ended December 31, 1997, 1996 and 1995, respectively (collectively, the "Named Executive Officers"):

                         SUMMARY COMPENSATION TABLE(1)

                                                                                    LONG TERM
                                                                                  COMPENSATION
                                                        ANNUAL COMPENSATION        SECURITIES
                                                      -----------------------      UNDERLYING          ALL OTHER
NAME AND PRINCIPAL POSITION                YEAR(2)    SALARY(3)   BONUS(3)(4)     OPTIONS(#)(5)     COMPENSATION(6)
---------------------------------------  -----------  ----------  -----------  -------------------  ----------------
Jonathan D. Klein......................        1997   $  228,677      --               --              $   16,573(7)
Chief Executive Officer                        1996      187,206   $  20,288          923,985
                                               1995       72,990      --               --
Mark H. Getty..........................        1997      228,677      --               --                  13,965(8)
Chairman of the Board                          1996      187,206      20,288          923,985
                                               1995       72,990      --               --
Lawrence J. Gould......................        1997      134,185      --               --                  21,462(9)
Senior Vice President, Finance                 1996      128,750      16,737           36,250
                                               1995       89,349      16,037           --
Warwick Woodhouse......................        1997      114,177      83,584(10)         30,500            13,180(11)
Senior Vice President, Planning                1996       21,390      --               --
                                               1995       --          --               --
Don P. Smith...........................        1997      112,674      32,778           30,500              27,707(12)
Senior Vice President, Services                1996       --          --               --
                                               1995       --          --               --

------------------------

 (1) The cash compensation paid to the Named Executive Officers was paid in pounds sterling and has been converted into U.S. dollars on an annual basis. The exchange rates in U.S. dollars per pound sterling based on the average of the noon buying rate in the City of New York for cable transfers in pounds sterling as certified for customs purposes by the Federal Reserve Bank of New York in effect on each day for the years ended December 31, 1997, 1996 and 1995 were $1.64, $1.56 and $1.58, respectively.

 (2) Getty Communications, predecessor to the Company, became a reporting company under the Securities Exchange Act of 1934, as amended, on July 2, 1996.

 (3) The salary and bonus information included herein relates to salaries and bonuses paid to Messrs. Klein, Getty, Gould, Woodhouse, and Smith as employees of Getty Communications.

 (4) The amounts disclosed in the bonus column were all awarded under the Getty Communications plc Executive Bonus Plan.

 (5) The Securities Underlying Options column reflects options over common stock, par value $0.01 per share (the "Common Stock"), of Getty Images. These options were granted over Getty Communications Class A ordinary shares pursuant to the Getty Communications plc Executive Share Option Plan. Upon exchanging these options for options over Common Stock of Getty Images, they were converted as to one share of Common Stock for each two Getty Communications Class A ordinary shares under option prior to the exchange, with the exercise price for each share of Common Stock being the aggregate of the option price for the two Getty Communications Class A ordinary shares formerly under option.

 (6) The amounts disclosed in this column include Company contributions under the Company's pension plan and other miscellaneous benefits as described in the footnotes below, for the Company's most recent fiscal year.

 (7) Represents $1,850 for permanent health insurance, $12,115 for car allowance, $2,280 for fuel expenses and $328 for mobile phone expenses.

 (8) Represents $11,357 for car allowance, $2,280 for fuel expenses and $328 for mobile phone expenses.

 (9) Represents $19,793 for company pension contributions, $1,172 for permanent health insurance, $169 for life assurance and $328 for mobile phone expenses.

(10) The amount reflects bonuses of $42,611 paid in 1997 and $40,973 earned in 1997, but paid in 1998.

(11) Represents $11,756 for company pension contributions, $341 for private medical insurance, $755 for life assurance and $328 for mobile phone expenses.

(12) Represents $11,336 for company pension contributions, $328 for mobile phone expenses, $11,800 for accommodation expenses and $4,243 for relocation expenses.

                      OPTION GRANTS IN LAST FISCAL YEAR(1)

    The following table sets forth certain information concerning options granted during 1997 to the Named Executive Officers:

                                                                                                  POTENTIAL REALIZABLE
                                                                                                    VALUE AT ASSUMED
                                              INDIVIDUAL GRANTS                                     ANNUAL RATES OF
                                              ---------------------                                   STOCK PRICE
                                                PERCENT OF TOTAL                                    APPRECIATION FOR
                                NUMBER OF        OPTIONS GRANTED                                     OPTION TERM(2)
                               SECURITIES         TO EMPLOYEES         EXERCISE                  ----------------------
                               UNDERLYING        IN FISCAL YEAR          PRICE      EXPIRATION    ASSUMED     ASSUMED
NAME                         OPTIONS GRANTED          1997             PER SHARE       DATE       RATE 5%     RATE 10%
---------------------------  ---------------  ---------------------  -------------  -----------  ----------  ----------
Warwick Woodhouse..........        15,250                   7%         $   13.62       5/15/07   $  130,625  $  331,028
                                   15,250                   7              21.94       5/15/07        3,745     204,148
Don P. Smith...............        15,250                   7              13.62       5/15/07      130,625     331,028
                                   15,250                   7              21.94       5/15/07        3,745     204,148

------------------------

(1) These options were granted over Getty Communications Class A ordinary shares pursuant to the Getty Communications plc Executive Share Option Plan. However, upon exchanging these options for options over Common Stock of Getty Images, they were converted as to one share of Common Stock for each two Getty Communications Class A ordinary shares under option prior to the exchange, with the exercise price for each share of Common Stock being the aggregate of the option price for the two Getty Communications Class A ordinary shares formerly under option. The expiration date was also extended from seven years under the Getty Communications plc Executive Share Option Plan, to ten years under the Getty Images, Inc. 1998 Stock Incentive Plan.

(2) The potential gain is calculated from the closing price of Common Stock on the dates of grant to executive officers. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall market conditions.

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION VALUES(1)

    The following table sets forth information regarding the number and aggregate dollar value of unexercised options held as of December 31, 1997:

                                                     NUMBER OF UNEXERCISED              VALUE OF UNEXERCISED
                                                          OPTIONS AT                   IN-THE-MONEY OPTIONS AT
                                                       DECEMBER 31, 1997                DECEMBER 31, 1997(2)
                                                  ---------------------------  ---------------------------------------
                                                  EXERCISABLE  UNEXERCISABLE     EXERCISABLE        UNEXERCISABLE
                                                  -----------  --------------  ---------------  ----------------------
Jonathan D. Klein...............................      61,599        862,386          --              $  3,002,951
Mark H. Getty...................................      61,599        862,386          --                 3,002,951
Lawrence J. Gould...............................       3,625         32,625          --                    88,359
Warwick Woodhouse...............................      --             30,500          --                    19,139
Don P. Smith....................................      --             30,500          --                    19,139

------------------------

(1) None of the Named Executive Officers exercised options to purchase stock of Getty Communications in 1997.

(2) Values are calculated for options that are "in-the-money" by subtracting the exercise price per share of the option from the per share closing price of Getty Communications on December 31, 1997, which was $14.875.

EMPLOYMENT AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

    AGREEMENTS WITH JONATHAN D. KLEIN. As of February 9, 1998 (the "Effective Date"), both Getty Images and Getty Communications entered into employment agreements with Jonathan D. Klein, pursuant to which Mr. Klein has agreed to serve as the Chief Executive Officer of the Getty Images Group. Mr. Klein's agreement with the Getty Images Group related to his services to be performed for the Getty Images Group outside of the United Kingdom and his agreement with Getty Communications relates to his services to be performed for the Getty Images Group in the United Kingdom. Each of the employment agreements with Mr. Klein is for a term commencing on February 9, 1998 and continuing until either party provides the other with at least twelve months' notice of its intent not to renew the agreement, provided that neither party may provide the other with a notice of termination to terminate either agreement prior to the third anniversary of the effective date of the agreements.

    During the term of the agreements, Mr. Klein will receive the aggregate amount of $325,000 as base salary (as may be increased from time to time) and will participate in a bonus plan pursuant to which he will have the opportunity to earn up to 60% of his base salary as a bonus in each calendar year during the term. Mr. Klein's employment agreement also provides him with certain other benefits and perquisites, such as a supplemental pension program, a company car and reimbursement of expenses associated therewith, and certain other welfare and fringe benefits.

    In addition, pursuant to his employment agreements, Mr. Klein was granted an option to purchase 75,000 shares of Common Stock at an exercise price equal to the fair market value of such stock on the Effective Date, which was $20.91 per share, which option will vest in full on February 1, 1999, and an additional option to purchase 500,000 shares of Common Stock, at an exercise price equal to the fair market value of Common Stock on the Effective Date, which option will vest as to 25% on February 1, 1999 and the remainder will vest ratably on the first day of each month thereafter over the following three years.

    In the event that Mr. Klein is terminated without "cause" or "disability" or resigns for "good reason" (as each such term is defined in his employment agreement), he will receive (in addition to amounts accrued and unpaid) a lump sum payment in an amount equal to his base salary, maximum bonus and supplemental pension contributions for the remainder of the term of the agreement. In the event of a change in control of Getty Images (as defined in the Getty Images, Inc. 1998 Stock Incentive Plan (the "Stock Incentive Plan")), Mr. Klein will have the right to resign his employment and receive a lump sum payment in an amount equal to his base salary, maximum bonus and supplemental pension contributions for the remainder of the term of the agreement. In either of these circumstances, Mr. Klein and his eligible dependents will continue to participate in the Company's medical benefit plans for the longer of two years following the termination or resignation, as the case may be, and the remainder of the term. In the event that any of the payments to be made to Mr. Klein would constitute "excess parachute payments" within the meaning of Section 280G of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), the aggregate amount of his parachute payments will be reduced to $1.00 less than three times Mr. Klein's "base amount" (as defined under Section 280G of the Code).

    AGREEMENT WITH MARK H. GETTY. As of the Effective Date, Getty Communications entered into an employment agreement with Mark H. Getty, pursuant to which Mr. Getty has agreed to serve as the Co-Chairman of the Board of Directors of Getty Images for a term commencing on February 9, 1998 and continuing until either party provides the other with at least twelve month's notice of its intent not to renew the agreement, provided that neither party may provide the other with a notice of termination to terminate the agreement prior to the third anniversary of the effective date of the agreement.

    During the term of the agreement, Mr. Getty will receive a base salary of $275,000 (as may be increased from time to time) and will participate in a bonus plan pursuant to which he will have the opportunity to earn up to 50% of his base salary as a bonus in each calendar year during the term. Mr. Getty's employment agreement also provides him with certain other benefits and perquisites, such as a supplemental pension program, a company car and reimbursement of expenses associated therewith, and certain other welfare and fringe benefits.

    In addition, pursuant to his employment agreement, Mr. Getty was granted an option to purchase 75,000 shares of Common Stock at an exercise price equal to the fair market value of such stock on the Effective Date, which was $20.91 per share, which option will vest in full on February 1, 1999, and an additional option to purchase 500,000 shares of Common Stock, at an exercise price equal to the fair market value of Common Stock on the Effective Date, which option will vest as to 25% on February 1, 1999 and the remainder will vest ratably on the first day of each month thereafter over the following three years.

    In the event that Mr. Getty is terminated without "cause" or "disability" or resigns for "good reason" (as each such term is defined in his employment agreement), he will receive (in addition to amounts accrued and unpaid) a lump sum payment in an amount equal to his base salary, maximum bonus and supplemental pension contributions for the remainder of the term of the agreement. In the event of a change in control of Getty Images (as defined in the Stock Incentive Plan), Mr. Getty will have the right to resign his employment and receive a lump sum payment in an amount equal to his base salary, maximum bonus and supplemental pension contributions for the remainder of the term of the agreement. In either of these circumstances, Mr. Getty and his eligible dependents will continue to participate in the Company's medical benefit plans for the longer of two years following the termination or resignation, as the case may be, and the remainder of the term. In the event that any of the payments to be made to Mr. Getty would constitute "excess parachute payments" within the meaning of Section 280G of the Code, the aggregate amount of his parachute payments will be reduced to $1.00 less than three times Mr. Getty's "base amount" (as defined under Section 280G of the Code).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    The following includes a summary of the material terms of certain agreements to which Getty Images is a party, copies of which have been filed as exhibits to the Company's Form 10-K/A for the fiscal year ended December 31, 1997, or to the Company's previous filings with the Commission. The following does not purport to be complete and is qualified in its entirety by reference to the copies of the agreements filed with the Commission.

EMPLOYMENT AGREEMENT WITH MARK TORRANCE

    As of the Effective Date, Getty Images entered into an employment agreement with Mark Torrance pursuant to which Mr. Torrance has agreed to serve as the Co-Chairman of the Board of Directors of Getty Images for a term commencing on February 9, 1998 and continuing until either party provides the other with at least twelve months' notice of its intent not to renew the agreement, provided that neither party may provide the other with a notice of termination to terminate the agreement prior to the third anniversary of the effective date of the agreement.

    During the term of the agreement, Mr. Torrance will receive a base salary of $275,000 (as may be increased from time to time) and will participate in a bonus plan pursuant to which he will have the opportunity to earn up to 50% of his base salary as a bonus in each calendar year during the term. Mr. Torrance's employment agreement also provides him with certain other benefits and perquisites, such as a supplemental pension program, a company car and reimbursement of expenses associated therewith, and certain other welfare and fringe benefits.

    In addition, pursuant to his employment agreement, Mr. Torrance was granted an option to purchase 50,000 shares of Common Stock at an exercise price equal to the fair market value of such stock on the Effective Date, which was $20.91 per share, which option will vest in full on February 1, 1999, and an additional option to purchase 500,000 shares of Common Stock, at an exercise price equal to the fair market value of Common Stock on the Effective Date, which option will vest as to 25% on February 1,

1999 and the remainder will vest ratably on the first day of each month thereafter over the following three years.

    In the event that Mr. Torrance is terminated without "cause" or "disability" or resigns for "good reason" (as each such term is defined in his employment agreement), he will receive (in addition to amounts accrued and unpaid) a lump sum payment in an amount equal to his base salary, maximum bonus and supplemental pension contributions for the remainder of the term of the agreement. In the event of a change in control of Getty Images (as defined in the Getty Images, Inc. 1998 Stock Incentive Plan), Mr. Torrance will have the right to resign his employment and receive a lump sum payment in an amount equal to his base salary, maximum bonus and supplemental pension contributions for the remainder of the term of the agreement. In either of these circumstances, Mr. Torrance and his eligible dependents will continue to participate in the Company's medical benefit plans for the longer of two years following the termination or resignation, as the case may be, and the remainder of the term. In the event that any of the payments to be made to Mr. Torrance would constitute "excess parachute payments" within the meaning of Section 280G of the Code, the aggregate amount of his parachute payments will be reduced to $1.00 less than three times Mr. Torrance's "base amount" (as defined under Section 280G of the Code).

OTHER EMPLOYMENT AGREEMENTS

    As of the Effective Date, Getty Images or PhotoDisc, Inc. ("PhotoDisc") entered into employment agreements with certain executive officers of PhotoDisc and the Company, including Mr. William Heston, Ms. Heather Redman, Mr. Robert J. Chamberlain, and Ms. Sally von Bargen to secure their services following completion of the transactions (the "Transactions") contemplated by the Merger Agreement dated as of September 15, 1997 among Getty Images, Getty Communications, PhotoDisc, Inc. ("PhotoDisc"), and Print Merger, Inc., a wholly owned subsidiary of Getty Images.

THE STOCKHOLDERS' AGREEMENT

    The Company and (i) the Getty Group (as defined below) and (ii) the Torrance Group (as defined below) have entered into a Stockholders' Agreement dated as of February 9, 1998 (the "Stockholders' Agreement"), which, among other things, provides for representation on the Company's Board of Directors and limits the rights of the parties thereto to transfer their respective shares of Common Stock. Certain provisions of the Stockholders' Agreement are described below. The "Getty Group" refers collectively to Getty Investments L.L.C. ("Getty Investments"), Mr. Mark H. Getty, Mr. Jonathan D. Klein, Crediton Limited (a company of which the sole beneficiary is Mr. Klein) and the October 1993 Trust (a trust established by Mr. Getty). The "Torrance Group" refers collectively to PDI, L.L.C., Mr. Mark Torrance, Ms. Wade Torrance and certain of their family members. The Getty Group, together with the Torrance Group are collectively the "Significant Stockholders".

    Pursuant to the Stockholders' Agreement, no Significant Stockholder may sell, encumber or otherwise transfer such Significant Stockholder's shares of Common Stock except (i) to a Permitted Transferee (as defined below); (ii) pursuant to the terms of the Stockholders' Agreements; (iii) subject to the arrangements within their respective "Group", pursuant to a registered public offering of shares of Common Stock in which no person or "Group" will purchase more than 5% of the then outstanding shares of Common Stock; or (iv) subject to any arrangements within their respective "Group", sales within the Rule 144 volume limitation, or in a cashless exercise of options. A "Permitted Transferee" is defined generally as (i) Getty Images or its subsidiaries; (ii) in the case of any Significant Stockholder who is a natural person, a person to whom shares of Common Stock are transferred from such Significant Stockholder by gift, will or the laws of descent and distribution; (iii) any other member of the Getty Group or the Torrance Group, as the case may be; (iv) any affiliate of any Significant Stockholder; or (v) with respect to the taking of an encumbrance, any commercial bank or other financial institution that lends funds to a Significant Stockholder on condition of taking such encumbrance.

    If any Significant Stockholder (a "Prospective Seller") receives from or negotiates with a person, other than a Permitted Transferee or another Significant Stockholder (a "Stockholders' Agreement Third Party"), a bona fide offer to purchase any or all of such Prospective Seller's shares of Common Stock (the "Offered Stock") and such Prospective Seller intends to sell the Offered Stock to such Stockholder's Agreement Third Party, the Prospective Seller must provide written notice (the "Offer Notice") of such offer to Getty Images and the other Significant Stockholders constituting the Significant Stockholders' "Group" in which the Prospective Seller does not belong. The Offer Notice will constitute an offer by such Prospective Seller to sell to the recipients of such Offer Notice all (but not less than all) of the Offered Stock at the price per share of Common Stock at which the sale to the Stockholders' Agreement Third Party is proposed to be made in cash and will be irrevocable for ten days after receipt of such Offer Notice. The Prospective Seller has the right to reject any or all of the acceptances of the offer to sell the Offered Stock and sell all, but not less than all, the Offered Stock to the Stockholders' Agreement Third Party if (i) the Prospective Seller has not received acceptances as to all the Offered Stock prior to the expiration of the ten-day period following receipt of the Offer Notice or (ii) an accepting party fails to consummate the purchase of the Offered Stock and neither Getty Images nor the other Significant Stockholders who received the Offer Notice are prepared to purchase such Offered Stock within five business days of receiving notice of such failed purchase.

    Each of the Torrance Group and Getty Group will have the right, subject to termination conditions, to nominate one director. For so long as the Getty Group has the right to nominate one director of Getty Images, it shall also have the right to appoint from among the directors of Getty Images, the Chairman of Getty Images, provided however, that for so long as either Mark Torrance or Mark Getty are Co-Chairmen of the Board, such rights shall not be in effect.

    The obligations and rights of the Significant Stockholders relating to the rights of first refusal and right to nominate one director will terminate when the Getty Group or the Torrance Group, as the case may be, and any of such Group's Permitted Transferees collectively beneficially own fewer than the greater of 3,000,000 shares of Common Stock and such number of shares of Common Stock as is equal to two percent or less of the then outstanding shares of Common Stock.

THE REGISTRATION RIGHTS AGREEMENTS

    In connection with the consummation of the Transactions, Getty Images entered into Registration Rights Agreements, one with PDI, L.L.C. and Mr. Mark Torrance (the "PDI Shareholders") and a second with Getty Investments. Pursuant to the terms of the Registration Rights Agreement between Getty Images and the PDI Shareholders (the "PDI Registration Rights Agreement"), the PDI Shareholders, subject to the terms and conditions set forth in the PDI Registrations Rights Agreement, may require Getty Images to file a registration statement with respect to all or a portion of the PDI Shareholders' shares of Common Stock (a "PDI Demand Right"), subject to certain limitations that may be imposed by the managing underwriter. The PDI Shareholders have a total of five Demand Rights, provided that the PDI Shareholders may not require the Company to file a registration statement on a "long form" on more than three occasions. In addition to their PDI Demand Rights, the PDI Shareholders will have the right to have any or all of their shares of Common Stock included in any registration by Getty Images with respect to an offering of Common Stock (a "PDI Piggy-Back Right"), subject to certain limitations that may be imposed by the managing underwriter. Both the PDI Demand Rights and PDI Piggy-Back Rights will terminate on the earlier of (i) the date that all of the PDI Shareholders' shares of the Common Stock can be sold within a three-month period under the volume limitation of Rule 144(e) of the Securities Act or (ii) on the 15th anniversary of the date of the PDI Registration Rights Agreement.

    Pursuant to the terms of the Registration Rights Agreement between Getty Images and Getty Investments (the "Getty Investments Registration Rights Agreement"), Getty Investments, subject to the terms and conditions set forth in the Getty Investments Registration Rights Agreement, may require Getty Images to file a registration statement with respect to all or a portion of Getty Investments' shares of

Common Stock (a "Getty Demand Right"), subject to certain limitations that may be imposed by the managing underwriter. Getty Investments has five Getty Demand Rights. In addition to their Getty Demand Rights, Getty Investments will have the right to have any or all of their shares of Common Stockholder included in any registration by Getty Images with respect to an offering of Common Stock (a "Getty Piggy-Back Right"), subject to certain limitations that may be imposed by the managing underwriter. Both the Getty Demand Rights and the Getty Piggy-Back Rights will terminate on the earlier of (i) the date that all of the shares of Common Stock held by Getty Investments L.L.C. can be sold within a three-month period under the volume limitation of Rule 144(e) of the Securities Act or (ii) on the 15th anniversary of the date of the Getty Investments Registration Rights Agreement.

    In addition to the registration rights described above, upon the consummation of the Transactions, Getty Images assumed the obligations of Getty Communications and PhotoDisc with respect to certain demand and piggy-back registration rights granted by the companies to certain of their respective shareholders, including, in the case of PhotoDisc, certain registration rights granted to holders of its Series A Preferred Stock, and, in the case of Getty Communications, certain registration rights granted to the October 1993 Trust and Crediton Limited, Messrs. Getty, Klein and Gould, RIT Capital Partners and Mr. Anthony Stone and The Schwartzberg Family L.P.

GETTY PARTIES SHAREHOLDERS' AGREEMENT

    Getty Images, Getty Investments, the October 1993 Trust and Crediton Limited have entered into a Shareholders' Agreement with respect to their ownership of shares of Common Stock (the "Getty Parties Shareholders' Agreement"). Certain provisions of the Getty Parties Shareholders' Agreement are described below.

    The Getty Parties Shareholders' Agreement provides that all the Common Stock held by the parties thereto (other than the Company) will be voted as directed by the board of directors of Getty Investments. Before transferring such shares (other than certain permitted transfers to affiliates or family members who, as a condition of such permitted transfer, must agree to be bound by the terms of the Getty Parties Shareholders' Agreement), the parties must first offer such shares to the other parties. The price at which such shares must be offered is either the price that another purchaser is willing to pay for such shares or, in the event of a transfer pursuant to an exercise of registration rights, the average closing market price of the shares of Common Stock over the preceding ten business days. In the event that these rights of first refusal are not exercised with respect to all shares of Common Stock offered for sale, then the rights of first refusal in the Stockholders' Agreement will apply.

    In the Getty Parties Shareholders' Agreement, the October 1993 Trust and Crediton Limited have each agreed to retain at least 311,301 shares of Common Stock until July 8, 2001 and thereafter to retain at least 155,651 for an additional two years, provided, however, that the October 1993 Trust and Crediton Limited may sell shares in the event that (i) Mr. Mark Getty (in the case of the October 1993 Trust) or Mr. Jonathan Klein (in the case of Crediton Limited) ceases to be employed by the Company or any of its subsidiaries, or
(ii) Getty Investments and its members cease at any time to hold at least 7% of the then outstanding shares of Common Stock. In addition, if Getty Investments or any of its members sells any shares of Common Stock, the October 1993 Trust and Crediton Limited will be permitted to sell the same proportion of their shares of Common Stock which are subject to this sale restriction as the number of shares of Common Stock sold by Getty Investment bears to its total number of shares of Common Stock. The Getty Parties Shareholders' Agreement will provide that each of the October 1993 Trust and Crediton Limited will, in consideration of its participation under such agreement, receive an annual fee from Getty Investments in 1998 of L81,051 and L279,757, subject to certain inflation adjustments, respectively, and thereafter an annual fee of L29,283 and L101,445, subject to certain inflation adjustments, respectively, for each of the next four years.

    The Getty Parties Shareholders' Agreement also provides that each of the October 1993 Trust and Crediton Limited have the right to nominate a director to the board of directors of Getty Investments (the "Getty Investments Board"). Such parties have nominated Mr. Getty and Mr. Klein to the Getty Investments Board. The October 1993 Trust also has the right to nominate the chairman of the Getty Investments Board. The October 1993 Trust has appointed Mr. Getty as Chairman of Getty Investments.

    Getty Investments agreed in the Getty Parties Shareholders' Agreement that, subject to certain exceptions, it will not operate or own or control any other business in the visual content industry.

    The Getty Parties Shareholders' Agreement expires on July 7, 2003, but may be terminated early with respect to a party (or its permitted transferees) who ceases to be a stockholder of Getty Images. The Getty Parties Shareholders' Agreement terminates for all parties if the parties to the agreement cease to own beneficially fewer than the greater of 3,000,000 shares of Common Stock and such number of shares as is equal to two percent or less of the then outstanding shares of Common Stock.

GETTY INVESTMENTS COMPANY AGREEMENT

    Getty Investments is a limited liability company organized in the State of Delaware and is governed by a limited liability company agreement among the four various Getty family trusts (the "Getty Trusts") and Transon Limited (interest was transferred from 525 Investments Limited on March 16, 1998 into Transon Limited) (the "Getty Investments Company Agreement"). As of June 30, 1998, the membership interests of the Getty Trusts in Getty Investments were held as to
39.3 percent by The Cheyne Walk Trust, as to 18.75 percent by the Ronald Family Trust A, as to 18.75 percent by the Ronald Family Trust B and as to 12.5 percent by the Gordon P. Getty Family trust. The remaining 10.7 percent interest was held by Transon Limited. The four Getty Trusts result from a partition in 1988 of the Sarah C. Getty Trust in accordance with a court order in 1985. Two of the four trustees of The Cheyne Walk Trust are also two of the four trustees of the Ronald Family Trust B, two of the three trustees of the Ronald Family Trust A are also two of the four trustees of the Ronald Family Trust B. The life income beneficiaries of the four Getty Trusts referred to above are children of J.P. Getty, and the remainder beneficiaries are his grandchildren (including Mr. Mark Getty) and other descendants. Transon Limited is a company owned by Sir Paul Getty, one of the children of J.P. Getty. Mr. Mark Getty is the son of Sir Paul Getty.

    The Getty Investments Company Agreement provides that the Getty Investments Board will consist of six directors. One director will be appointed by each of the four Getty Trusts. In addition, the members of Getty Investments agree to appoint one person nominated by each of the October 1993 Trust and Crediton Limited. The members also agree to appoint the director nominated by the October 1993 Trust as the Chairman of the Board of Getty Investments. Mr. Getty has been appointed a director and chairman by the October 1993 Trust and Mr. Klein has been appointed a director by Crediton Limited. Decisions at meetings of the Getty Investments Board require the approval (at a meeting or in writing) of a majority of directors. Of the six members of the Getty Investments Board, three (Mr. Getty, Mr. Klein and Mr. Garb) are also directors of Getty Images. There are currently no voting arrangements whereby one member of Getty Investments can control a majority of the members of the Getty Investments Board.

GETTY TRADEMARKS

    Getty Images, directly or through its subsidiaries, has trademark registrations and applications for the trademarks and trademark applications in respect of the names Getty Communications and Hulton Getty, and derivatives thereof (including the name "Getty Images") and the related logos (together, the "Getty Trademarks"). Getty Images and Getty Investments have agreed that in the event that Getty Images becomes controlled by a third party or parties not affiliated with the Getty family, Getty Investments will have the right to call for an assignment to it, for a nominal sum, of all rights to the Getty Trademarks. Upon such assignment, Getty Images will have 12 months in which it will be permitted to continue to use the Getty Trademarks and thereafter will have to cease such use.

INDEMNIFICATION

    Getty Images has agreed to indemnify Getty Investments and its members for liabilities arising in connection with the Transactions. In addition, Getty Images has entered into agreements to indemnify its directors and certain executive officers, in addition to indemnification provided for in the Company's Bylaws and Amended and Restated Certificate of Incorporation. These agreements, among other things, indemnify the Company's directors and certain executive officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Company, arising out of such person's services as a director or executive officer of the Company, any subsidiary of the Company or any other company or enterprise to which the person provides services at the request of the Company. The Company believes that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

TRANSACTIONS WITH RESPECT TO PHOTODISC COMMON STOCK

    On June 28, 1996, PhotoDisc entered into a Stock Redemption Agreement with Mr. Mark Torrance and Ms. Wade Torrance pursuant to which PhotoDisc redeemed 236,372 shares of common stock, par value $0.01 per share ("PhotoDisc Common Stock"), of PhotoDisc for a purchase price of approximately $4.23 per share, totaling $1,000,000. The price per share of PhotoDisc Common Stock was determined based on a valuation conducted by the firm of Brueggeman & Johnson. Mr. Torrance is a founder, director and chief executive officer of PhotoDisc and became a director and executive officer of Getty Images as of February 9, 1998. Ms. Wade Torrance is Mr. Torrance's former wife.

    On August 12, 1997, PhotoDisc repurchased 333,334 shares of PhotoDisc Common Stock from Ms. Wade Torrance for a purchase price of $6.00 per share, totaling $2,000,004. The price per share of PhotoDisc Common Stock was determined based on arm's-length negotiations between PhotoDisc and Ms. Torrance, who is a member of PDI.

    In 1995, PhotoDisc issued warrants to purchase 500,880 shares of PhotoDisc Common Stock for $0.1250 per share and warrants to purchase 91,592 shares of PhotoDisc Common Stock for $0.1575 per share to Mr. Torrance in consideration for loans to PhotoDisc by Mr. Torrance, aggregating $174,000 and for Mr. Torrance's guarantee of certain obligations of PhotoDisc. These warrants were contributed by Mr. Torrance to PDI, L.L.C. in October 1996. The loans were repaid by PhotoDisc in 1996. PDI, L.L.C. exercised these warrants immediately prior to the consummation of the Transactions.

TORRANCE LEASE

    PhotoDisc and the Marshall Building LLC, an entity of which Mr. Torrance is the Manager, have entered into a lease under which PhotoDisc leases the majority of the Marshall Building (46,957 total square feet), of which 9,568 square feet is occupied by other tenants. This lease has a term of five years and four months (which may be extended for a further five years at the option of PhotoDisc) beginning November 1, 1997, provides for rent at the weighted average rate of $13.47 per square foot per year, which the Company believes is a fair market rate, and under which Mr. Torrance pays a monthly service and maintenance fee of $1,375. In addition, PhotoDisc has made certain improvements to the Marshall Building in the amount of approximately $360,000 as of December 31, 1997, for which it will be reimbursed by a reduction in monthly lease payments ratably over the term of the lease. Interest on the outstanding amount is charged at a rate of 5.77% per annum.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION FOR 1997

    COMPENSATION COMMITTEE GOVERNANCE. The Compensation Committee of Getty Communications plc was composed, in 1997, of the five directors listed below. Messrs. Getty and Klein absented themselves from Compensation Committee meetings when their own compensation was being discussed, and in the event of a tie vote, the chairman of the Committee had the deciding vote. The Compensation Committee is responsible for the general compensation policies of the Company, and in particular is responsible for setting and administering the policies that govern executive compensation and administering the Company's equity-based employee compensation benefit plans. The Compensation Committee evaluates the performance of management and determines the compensation levels for all executive officers. After the consummation of the transactions (the "Transactions") contemplated by the Merger Agreement dated as of September 15, 1997 among Getty Images, Getty Communications, PhotoDisc, and Print Merger, Inc., a wholly owned subsidiary of Getty Images, Getty Images established a Compensation Committee with Messrs. Bailey, Garb and Sporborg as its initial members.

    COMPENSATION POLICIES. The primary objectives of the Company's compensation policies and programs are (i) to attract and retain key executives, (ii) to reward performance by the executives which benefits the stockholders of Getty Images and (iii) to align the financial interests of the company's executive officers directly with those of the Stockholders. The primary elements of executive officer compensation are base salary, annual cash bonuses, and stock option grants. The salary is based on factors such as related experience, level of responsibility, and comparison to similar positions in comparable companies. The annual cash bonuses are based on the Company's performance measured against attainment of financial and other objectives, and on individual performance. Stock option grants are intended to align the executive officer's interest with those of the Stockholders, and are determined based on the executive officer's level of responsibility, number of options or shares previously granted, and contributions toward achieving the goals and objectives of the Company. Additional information on each of these compensation elements follows.

    - SALARIES. Base salaries for the executive officers are based on performance of the individual, increases in responsibility and salaries for similar positions. Comparisons are made to the total compensation packages of companies in the media and other related industries that are comparable in size and structure. Base salaries are generally in the range of median base salaries paid by such comparable companies to employees having duties and responsibilities similar to those of the executive officers.

    - EXECUTIVE BONUS PLAN. Annual bonuses are awarded on a discretionary basis and reflect both Company and individual performance. The Compensation Committee considers numerous qualitative and quantitative factors in determining these bonus awards, including individual performance, corporate and segment revenue and profit goals, performance and compensation levels of comparable companies.

    - OPTION GRANTS. Stock options are an integral part of each executive officer's compensation and are utilized by the Company to provide an incentive to the officer, and to align the interests of the executive with those of the Stockholders by providing him with a financial interest in the Company. Options granted by the Compensation Committee under the Getty Communications plc Executive Share Option Plan (the "Share Option Plan") were made at fair market value on the date of the grant, vested over a period of five years, at a rate of 20% per year, and expired after seven years. Such options were not exercisable for three years after the date of the grant. In addition, executive officers were granted premium options at an exercise price based on an assumed 10% return on investment compounded over five years. The premium options vested over a period of five years, at a rate of 20% per year, and expired after seven years. In making grants, the Compensation Committee takes into account the executive officer's contributions to the Company, scope of responsibilities, salary and the number of options previously granted. The options granted in 1997 were granted pursuant to the Share Option Plan. Upon the consummation of the Transactions and pursuant to the Share Option Plan, such options became immediately exercisable until May 17, 1998. As an alternative to exercising such options, the optionholders were given the choice to elect to exchange their options over Getty Communications Class A ordinary shares to new options over Common Stock, with the exercise price for each share of Common Stock being the aggregate of the option price for the two Getty Communications Class A ordinary shares formerly under option. The new options were deemed to be vested with respect to 25% one year from the date of grant and the remainder to vest ratably on the first of each month for the next three years thereafter. Any future options granted by Getty Images will be granted under, and governed by, the Getty Images, Inc. 1998 Stock Incentive Plan, which was adopted by the Company in connection with the Transactions.

    SECTION 162(M). As a foreign corporation, Section 162(m) of the Code was not applicable to Getty Communications in 1997. Furthermore, even if the Company was a U.S. taxpayer, it would not have had any compensation paid disallowed under Section 162(m) of the Code

                                          COMPENSATION COMMITTEE,
                                          Christopher H. Sporborg (Chairman)
                                          James N. Bailey
                                          Andrew S. Garb

                               PERFORMANCE GRAPH

    Set forth below is a graph comparing cumulative total stockholder returns on the Common Stock, the Nasdaq Stock Market Index of U.S. Companies (the "Nasdaq Market Index") and the S&P Photography/ Imaging Index (the "Image Index"). The graph assumes the $100 was invested on July 2, 1996 (the date of Getty Communications' initial public offering) in Getty Images (using Getty Communications initial offering price of $10.00 per share), and no payment or reinvestment of dividends, and is rounded to the nearest whole dollar. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           GETTY IMAGES    NASDAQ MARKET INDEX    IMAGE INDEX
7/2/96              $100                    $100          $100
12/31/96             150                     108           104
12/31/97             149                     132            80
6/30/98              223                     159            84

MEASUREMENT POINT    GETTY IMAGES      NASDAQ MARKET INDEX     IMAGE INDEX
------------------  ---------------  -----------------------  -------------
        7/2/96         $     100            $     100           $     100
      12/31/96               150                  108                 104
      12/31/97               149                  132                  80
       6/30/98               223                  159                  84

              SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's directors, executive officers and persons who own more than 10% of the Common Stock (collectively, "Reporting Persons") to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and changes in ownership of the Common Stock. Reporting Persons are also required by Commission regulations to furnish the Company with copies of all Section 16(a) reports they file.

    The Company's predecessor, Getty Communications, was subject to the information requirements of the Exchange Act applicable to "foreign private issuers", and pursuant to Rule 3a12-3(b) of the Exchange Act, the directors, executive officers and persons owning more than 10% of the voting securities of Getty Communications were exempt from Section 16 and the beneficial ownership reporting obligations thereunder.

                           PROPOSALS OF STOCKHOLDERS

    Proposals of Stockholders intended to be presented at the 1999 Annual Meeting of Stockholders must be received by the Secretary of the Company no later than March 1, 1998 to be considered for inclusion in the Company's 1999 proxy materials. Such proposals must meet the requirements of the rules of the Commission.

                            SOLICITATION OF PROXIES

    The proxy accompanying this Proxy Statement is solicited by the Board of Directors of the Company. Proxies may be solicited by officers, directors, and regular supervisory and executive employees of the Company, none of whom will receive any additional compensation for their services. Such solicitations may be made personally, or by mail, facsimile, telephone, telegraph, or messenger. The Company will pay persons holding shares of common stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks, and other fiduciaries, for the expense of forwarding solicitation materials to their principals. The Company will reimburse brokers and other nominees for costs incurred by them in mailing proxy materials to beneficial holders. All of the costs of solicitation of proxies will be paid by the Company.

The Board of Directors
Seattle, WA
August 3, 1998

A COPY OF THE COMPANY'S FORM 10-K AND FORM 10-K/A REPORT FOR FISCAL YEAR ENDED DECEMBER 31, 1997, CONTAINING INFORMATION ON OPERATIONS, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS AVAILABLE UPON REQUEST. PLEASE WRITE TO:

                         INVESTOR RELATIONS DEPARTMENT
                               GETTY IMAGES, INC.
                            ATTENTION: COLETTE FUREY
                               101 BAYHAM STREET
                                 LONDON NW1 OAG
                                    ENGLAND

                                 [Proxy Card]

In the interest of saving time and money, Getty Images, Inc. has opted to provide you with the enclosed Form 10-K for fiscal 1997 in lieu of producing a glossy annual report.

1. To elect to the Company's Board of Directors for a three-year term one class of directors, consisting of three (3) directors.

FOR all nominees        WITHHOLD AUTHORITY to vote           *EXCEPTIONS
listed below      / /   for all nominees listed below   / /                 / /

NOMINEES: James N. Balley, Anthony Stone and Andrew Garb
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.) *Exceptions ___________________________________________________________________

2. To approve an amendment to the Company's Certificate of Incorporation to increase from 55,000,000 to 80,000,000 the total number of authorized shares of capital stock of the Company, and the total number of shares of common stock, par value $0.01, of the Company from 50,000,000 to 75,000,000.

     FOR  / /       AGAINST  / /        ABSTAIN  / /

3. To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the 1998 fiscal year.

     FOR  / /       AGAINST  / /        ABSTAIN  / /

4.   To transact such other business as may properly come before the Annual
     Meeting.

     FOR  / /       AGAINST  / /        ABSTAIN  / /

CHANGE OF ADDRESS AND OR COMMENTS MARK HERE  / /

This proxy card should be signed by the shareholder(s) exactly as his or her name(s) appear(s) hereon, dated and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both persons should sign.

Dated:                       1998
      -----------------------

---------------------------------
          Signature

---------------------------------
          Signature

PLEASE VOTE, SIGN, DATE AND PROMPTLY RETURN THIS CARD.

VOTES MUST BE INDICATED (X) IN BLACK OR BLUE INK.  / /


                                 GETTY IMAGES, INC.
            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
       FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON SEPTEMBER 1, 1998

     The undersigned shareholder of Getty Images, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement with respect to the Annual Meeting of Shareholders of Getty Images, Inc. to be held at 93 Pike Street, Suite 307, Seattle, WA 98101, on Tuesday, September 1, 1998 at 10:00 a.m., and hereby appoints Johathan D. Klein and Heather Redman, and each of them, proxies and attorneys-in-fact, each with power of substitution and revocation, and each with all powers that the undersigned would possess if personally present, to vote the Getty Images, Inc. Common Stock of the undersigned at such meeting and any postponements or adjournments of such meeting, as set forth below, and in their discretion upon any other business that may properly come before the meeting (and any such postponements or adjournments).

     THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS SPECIFIED, FOR THE ELECTION OF THE NOMINEES, FOR PROPOSALS 1, 2, 3 AND 4 AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.

                 IMPORTANT - TO BE SIGNED AND DATED ON REVERSE SIDE


                                                  GETTY IMAGES, INC.
                                                  P.O. BOX 11053
                                                  NEW YORK, N.Y. 10203-0053